Exhibit 99.1

Hologic Appoints Jack W. Cumming President and Chief Executive Officer

Robert Cascella Will Remain Advisor to Company Through November 2013

Company Reports Preliminary Revenues and EPS for Third Quarter

In-line with Previously Announced Guidance

BEDFORD, Mass., July 18, 2013 – Hologic, Inc. (Hologic or the Company) (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products, with an emphasis on serving the healthcare needs of women, announced today Jack W. Cumming has been named President and Chief Executive Officer, effective immediately. Mr. Cumming joined Hologic in 2001 and served as Chief Executive Officer from 2001 to 2009.

Mr. Cumming succeeds Robert A. Cascella, who has stepped down for personal reasons. Mr. Cascella will serve as an advisor to Hologic through the end of November 2013.

David R. LaVance, Jr., Chairman of the Board, said, “We are fortunate to have a proven leader of Jack’s caliber as our new CEO. Jack’s intimate knowledge of the Company, strategic expertise, and proven track record of increasing revenues and creating shareholder value make him uniquely qualified to lead Hologic. As CEO, Jack will undertake a full assessment of our businesses, review the progress of our integration efforts, carefully evaluate our capital allocation strategy and capital return policies, and facilitate greater transparency throughout the Company. The Board is confident Jack will successfully lead our team to enhance performance, drive growth and increase shareholder value.”

Mr. Cumming said, “I am enthusiastic about leading Hologic going forward and have full confidence in the near- and long-term potential of the business. Hologic has an extensive portfolio of innovative, market-leading technologies, passionate and highly talented associates, and great potential. I look forward to working closely with the Board and leadership team to refine the Company’s strategy, enhance performance and position Hologic to capitalize on the many opportunities ahead. I am confident we will continue to maintain our leadership role within the industry by developing cutting edge, state-of-the-art products that address the future needs of our customers and improve the lives of women.”

Mr. LaVance added, “On behalf of the Board and everyone at Hologic, we thank Rob for his committed service and valuable contributions to our Company. Under his leadership, the Company expanded its footprint in the women’s health industry and leveraged its best-in-class technologies to benefit from the high-growth opportunities in the molecular diagnostics market. We wish him well in his future endeavors.”

Mr. Cascella said, “It has been a privilege to be associated with Hologic and its dedicated worldwide team for nearly 11 years. I am very proud of the leading products and services we have delivered. I believe this Company has a great future and is positioned to take advantage of multiple opportunities. I am leaving the Company in excellent hands with a strong team that will continue to succeed and build on the important progress we have made.”

Preliminary Third Quarter Fiscal 2013 Results

The Company also announced today that it expects to report third quarter fiscal 2013 revenues of approximately $626 million and non-GAAP adjusted earnings per share of $0.38. These preliminary results are in-line with the guidance previously provided on May 6, 2013. The Company will report final third quarter fiscal 2013 financial results on August 5, 2013.

The preliminary financial information presented in this press release represents estimates only, as the Company has not completed its financial statements for its third quarter ended June 29, 2013 and its independent auditor has not completed its review thereof. Actual results, therefore, may differ materially from those estimated. At this preliminary stage, the Company does not have the financial data available to estimate its earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP). GAAP EPS may be affected by changes in ongoing assumptions and judgments and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP adjusted EPS as defined in an addendum to this press release. A GAAP to non-GAAP reconciliation will be provided in Hologic’s third quarter fiscal 2013 operating results announcement on August 5, 2013.

About Jack Cumming

Jack Cumming served as Chief Executive Officer of Hologic from 2001 to 2009 and Chairman from 2002 to 2007 and then again from 2008 to 2011. Mr. Cumming also served as the Company’s President from July 2001 through September 2003. Prior to July 2001, Mr. Cumming held the position of Senior Vice President and President, Lorad. Before joining Hologic, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm that he founded in 1984.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products, with an emphasis on serving the healthcare needs of women. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Forward-Looking Statement Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: the Company’s positioning, resources, capabilities, and expectations for future product development, performance, growth, leadership roles and shareholder value. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability to successfully manage ongoing organizational changes, including the ability of the Company to successfully attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with acquisitions, including without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, including the risks and challenges associated with the Company’s recent acquisition of Gen-Probe and operations in China; the risks of conducting business internationally, including the effect of exchange rate fluctuations on those operations; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the combined company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Use of Non-GAAP Financial Measures

Hologic has presented preliminary estimated non-GAAP adjusted EPS as a financial measure in this presentation. Hologic defines its non-GAAP adjusted EPS to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration (comprised of (a) adjustments for changes in the fair value of the contingent consideration liabilities initially recorded as part of the purchase price of an acquisition as required by GAAP, and (b) contingent consideration that is tied to continuing employment of the former shareholders and employees which is recorded as compensation expense), transaction costs, integration costs including retention, and credits and/or charges associated with the write-up of acquired inventory and fixed assets to fair value; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) restructuring and divestiture charges; (v) non-cash extinguishment losses and debt transaction costs; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on investments; and (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of Hologic’s core business results; and to include income taxes related to such adjustments.

Hologic believes the use of non-GAAP EPS is useful to investors as it eliminates certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, investment impairments, litigation settlements, and restructuring and divestiture initiatives. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. This non-GAAP measure is also used by Hologic in the management of its businesses internally. When analyzing Hologic’s operating performance, investors should not consider non-GAAP adjusted EPS as a substitute for net income prepared in accordance with GAAP.

Investor Relations and Media Contacts:

Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 deborah.gordon@hologic.com	Al Kildani Senior Director, Investor Relations (858) 410-8653 al.kildani@hologic.com